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                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF WINSTON & STRAWN]

                                 March 12, 1998



Diamond Technology Partners Incorporated
875 North Michigan Avenue
Suite 3000
Chicago, Illinois 60611

         Re: 2,650,000 Shares of Common Stock, $0.001 par value, of Diamond Technology Partners Incorporated

Dear Ladies and Gentlemen:

         We have acted as special counsel to Diamond Technology
Partners Incorporated (the "Company") in connection with the preparation of the Registration Statement on Form S-3, Registration No. 333-47279 (together with any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,650,000 shares of Common Stock $0.001 par value (the "Shares"), of the Company. Up to 304,792 of the Shares are being offered by the Company (the "Company Shares") and up to 2,345,208 of the Shares are being offered by the Selling Stockholders (the "Seller Shares"). This opinion also relates to any registration statement prepared in connection with the offering of the Company Shares that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act and the term "Company Shares" and "Shares" as used herein includes any additional shares of the Common Stock registered pursuant to such subsequently filed registration statement.

         This opinion letter is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof; (ii) the Certificate of Incorporation of the Company, as currently in effect; (iii) the By-laws of the Company, as currently in effect; and (iv) the form of resolutions of the Board of Directors of the Company relating to the


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Diamond Technology Partners Incorporated
March 12, 1998
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filing of the Registration Statement and the issuance and sale of Shares in connection therewith (the "Resolutions"). We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is duly incorporated and validly existing in Delaware.


         2. Assuming that all required actions of directors and stockholders to accomplish the offering of the Shares are taken (including without limitation, the adoption of the Resolutions), (i) the Company Shares will be validly issued, fully paid, and non-assessable when the Company Shares shall have been delivered to the purchasers thereof against payment of the agreed consideration therefore, and (ii) the Seller Shares are validly issued, fully paid, and non-assessable.


         The foregoing opinions are limited to the laws of the United States, the State of Illinois and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or sale of the Shares.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not concede that we are "experts" within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                                     Very truly yours,



                                                     /s/ Winston & Strawn